As filed with the Securities and Exchange Commission on May 5, 2006
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact Name of Registrant as Specified in its Charter)

Montana	81-0331430
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
401 North 31st Street, Billings, Montana 59116-0918
(Address of Principal Executive Offices and Zip Code)
FIRST INTERSTATE BANCSYSTEM, INC.
2006 EQUITY COMPENSATION PLAN
(Full Title of Plan)
Terrill R. Moore
Executive Vice President and Chief Financial Officer
FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
Billings, Montana 59116-0918
(Name and Address of Agent for Service)
(406) 255-5300
(Telephone Number, Including Area Code, of Agent for Service)
With a Copy to:
Holland & Hart LLP
Attn: David G. Angerbauer, Esq.
60 East South Temple, Suite 2000
Salt Lake City, Utah 84111-1031
(801) 799-5800
CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
each class of securities to	Amount to be	maximum offering	maximum aggregate	Amount of
be registered	registered (1)	price per share(2)	offering price	registration fee
Common stock, no par value	750,000	$71.00	$53,250,000	$5,698

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, no par value, which are issued or become issuable under the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan.

(2)	Calculated in accordance with Rule 457(h) under the Securities Act, based upon the latest appraised value of $71.00 per share for 750,000 shares reserved for issuance under the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
FIRST INTERSTATE BANCSYSTEM, INC.
Opinion of Holland & Hart LLP
Consent of McGladrey & Pullen LLP
Consent of Ernst & Young LLP
Power of Attorney

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information required by Part I of Form S-8 will be sent or given to participants in the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by First Interstate BancSystem, Inc. (the “Registrant”) with the Commission are hereby incorporated by reference in this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
     (b) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 27, 2006, February 6, 2006, February 24, 2006 and May 3, 2006.
     (c) The description of the Common Stock of the Registrant contained in a Registration Statement on Form 8-A filed by the Registrant under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 15, 2002, and any amendments or reports filed for the purpose of updating such description.
     All documents filed subsequent hereto by the Registrant, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Registrant’s Common Stock offered hereby has been sold or which deregisters all of the Registrant’s Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers.
     Officers and directors of the Registrant are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors of the Registrant dated January 12, 1987. A summary of the indemnification provision in such resolution follows:
     Pursuant to a resolution of the Board of Directors dated January 12, 1987, and under the authority of Section 35-1-414 of the Montana Business Corporation Act, the Registrant shall indemnify each director and officer of the Registrant (including former officers and directors) and each agent of the Registrant serving as a director or officer of a Bank, serving at the specific direction or request of the Registrant (but only to the extent that such director, officer or agent is not indemnified by the Bank or by insurance provided by the Registrant) against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of the Registrant or such Bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act.
     Officers and directors of the Registrant are also entitled to indemnification under the Registrant’s Bylaws, a copy of which is included as an exhibit hereto.
     The Registrant carries directors’ and officers’ liability insurance coverage that insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Regulation S-K
Exhibit	Document
4.1(1)	Restated Articles of Incorporation of the Registrant dated February 27, 1986

4.2(2)	Articles of Amendment to Restated Articles of Incorporation of the Registrant dated September 26, 1996

4.3(2)	Articles of Amendment to Restated Articles of Incorporation of the Registrant dated September 26, 1996

4.4(3)	Articles of Amendment to Restated Articles of Incorporation of the Registrant dated October 7, 1997

4.5(4)	Restated Bylaws of the Registrant dated July 29, 2004

4.6(5)	Specimen of common stock certificate of First Interstate BancSystem, Inc.

4.7(1)	Shareholder’s Agreement for non-Scott family members

4.8(6)	Shareholder’s Agreement for non-Scott family members dated August 24, 2001

4.9(7)	Shareholder’s Agreement for non-Scott family members dated August 19, 2002

4.10(8)	First Interstate Stockholders’ Agreement with Scott family members dated January 11, 1999

4.11(8)	Specimen of Charity Shareholder’s Agreement with Charitable Shareholders

Regulation S-K
Exhibit	Document
4.14(9)	2006 Equity Compensation Plan of the Registrant

5.1	Opinion of Holland & Hart LLP as to the legality of securities being offered

23.1	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Holland & Hart LLP (included in Exhibit 5.1)

24	Power of Attorney

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, No. 33-84540.

(2)	Incorporated by reference to the Registrant’s Form 8-K dated October 1, 1996.

(3)	Incorporated by reference to the Registrant’s Registration on Form S-1, No. 333-37847.

(4)	Incorporated by reference to Registrant’s Post-Effective Amendment No. 4 to Registration Statement on Form S-8, No. 333-76825.

(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, No. 333-3250.

(6)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-76825.

(7)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825.

(8)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, No. 333-76825.

(9)	Incorporated by reference to the Registrant’s Proxy Statement on Schedule 14A related to Registrant’s Annual Meeting of Shareholders held on May 5, 2006.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus field with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on May 4, 2006.

First Interstate BancSystem, Inc.
By:	/s/ Lyle R. Knight
Lyle R. Knight
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 4, 2006.

Signature	Title

/s/ Thomas W. Scott* Thomas W. Scott	Chairman of the Board

/s/ James R. Scott* James R. Scott	Vice Chairman of the Board

/s/ Lyle R. Knight Lyle R. Knight	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Terrill R. Moore Terrill R. Moore	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Elouise C. Cobell* Elouise C. Cobell	Director

/s/ David H. Crum* David H. Crum	Director

/s/ Richard A. Dorn* Richard A. Dorn	Director

William B. Ebzery	Director

/s/ James W. Haugh* James W. Haugh	Director

/s/ Charles M. Heyneman* Charles M. Heyneman	Director

/s/ Robert L. Nance* Robert L. Nance	Director

/s/ Terry W. Payne* Terry W. Payne	Director

/s/ Homer A. Scott, Jr.* Homer A. Scott, Jr.	Director

/s/ Julie A. Scott* Julie A. Scott	Director

/s/ Randall I. Scott* Randall I. Scott	Director

/s/ Sandra A. Scott Suzor* Sandra A. Scott Suzor	Director

/s/ Michael J. Sullivan* Michael J. Sullivan	Director

Martin A. White	Director

*By: /s/ Terrill R. Moore Terrill R. Moore, as attorney-in-fact

FIRST INTERSTATE BANCSYSTEM, INC.
EXHIBITS INDEX

Exhibit	Document

4.1(1)	Restated Articles of Incorporation of the Registrant dated February 27, 1986

4.2(2)	Articles of Amendment to Restated Articles of Incorporation of the Registrant dated September 26, 1996

4.3(2)	Articles of Amendment to Restated Articles of Incorporation of the Registrant dated September 26, 1996

4.4(3)	Articles of Amendment to Restated Articles of Incorporation of the Registrant dated October 7, 1997

4.5(4)	Restated Bylaws of the Registrant dated July 29, 2004

4.6(5)	Specimen of common stock certificate of First Interstate BancSystem, Inc.

4.7(1)	Shareholder’s Agreement for non-Scott family members

4.8(6)	Shareholder’s Agreement for non-Scott family members dated August 24, 2001

4.9(7)	Shareholder’s Agreement for non-Scott family members dated August 19, 2002

4.10(8)	First Interstate Stockholders’ Agreement with Scott family members dated January 11, 1999

4.11(8)	Specimen of Charity Shareholder’s Agreement with Charitable Shareholders

4.14(9)	2006 Equity Compensation Plan of the Registrant

5.1	Opinion of Holland & Hart LLP as to the legality of securities being offered

23.1	Consent of McGladrey & Pullen LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Holland & Hart LLP (included in Exhibit 5.1)

24	Power of Attorney

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, No. 33-84540.

(2)	Incorporated by reference to the Registrant’s Form 8-K dated October 1, 1996.

(3)	Incorporated by reference to the Registrant’s Registration on Form S-1, No. 333-37847.

(4)	Incorporated by reference to Registrant’s Post-Effective Amendment No. 4 to Registration Statement on Form S-8, No. 333-76825.

(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, No. 333-3250.

(6)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-76825.

(7)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825.

(8)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, No. 333-76825.

(9)	Incorporated by reference to the Registrant’s Proxy Statement on Schedule 14A related to Registrant’s Annual Meeting of Shareholders held on May 5, 2006.